UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 25, 2010

Commonwealth Bankshares, Inc.
(Exact name of registrant as specified in its charter)

Virginia	000-17377	54-1460991
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

403 Boush Street, Norfolk, Virginia	23510
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (757) 446-6900

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On August 25, 2010, Bank of the Commonwealth (the "Bank"), a wholly-owned subsidiary of Commonwealth Bankshares, Inc., entered into and closed an Asset Purchase and Sale Agreement with Monterey I Holdings, LLC ("Monterey") pursuant to which the Bank sold non-performing commercial and construction and development loans to Monterey, without recourse, for $19.2 million, with no loss to the Bank.

In addition, on the same day, the Bank entered into and closed a Purchase and Sale Agreement with Monterey pursuant to which the Bank purchased a pool of performing residential mortgage home equity loans, without recourse, for the estimated fair value of $71.3 million. The pool of loans purchased has a book value of $73.3 million. As part of this loan purchase, Monterey also paid the Bank $2.9 million, representing 4% of the loan pool, as a non-refundable reserve for any future losses on the pool of loans.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release, dated August 31, 2010

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Commonwealth Bankshares, Inc.
Date: August 31, 2010	By: /s/ CYNTHIA A. SABOL, CPA Name: Cynthia A. Sabol, CPA Title: Executive Vice President and Chief Financial Officer